UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 17, 2012
ALL ENERGY CORPORATION (Exact name of registrant as specified in its charter)
000-29417 (Commission File No.)
Delaware (State or other jurisdiction of incorporation)	62-1581902 (I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2011, All Energy Corporation (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware.  The Amendment amended the Company’s Certificate of Incorporation to: (1) effect a 1-to-50 reverse stock split of the Company’s outstanding shares of common stock (the “Reverse Stock Split”); and (2) to change the name of the Company from “All Fuels and Energy Company” to “All Energy Corporation” (the “Name Change”). The Reverse Stock Split and the Name Change were approved by the Company’s shareholders at a special meeting held on October 28, 2011.

On January 12, 2012, the Financial Industry Regulatory Authority approved the Amended and Restated Certificate effecting the Reverse Stock Split and Name Change, which became effective at 7:00 a.m., Eastern Daylight Time on January 17, 2012.  Pursuant to and upon the effectiveness of the Amendment, each 50 shares of common stock of the Company issued and outstanding at the time of such effectiveness were combined into one share of common stock of the Company and the total number of shares of common stock outstanding was reduced from approximately 89,894,654 shares to approximately 1,797,894 shares.

A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.              Description

4.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: January 24, 2012	ALL FUELS & ENERGY COMPANY

	By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President and Acting Chief Financial Officer